NOTE RESTRUCTURE AGREEMENT

         THIS AGREEMENT is made and entered into this 26th day of January, 2001 by and between Gerald M. Larson ("Larson"), Larson Holdings, Inc., a Utah corporation, ("Larson Holdings") and Headwaters Incorporated, a Delaware corporation ("Headwaters").

                                    RECITALS

                  A. Larson and Michael McEwan issued to Headwaters, then known as Covol Technologies, Inc., a Promissory Note dated "August __, 1996" in the original principal amount of Five Million Dollars (the "Original Note"). Pursuant to an Unlimited Guaranty dated April 29, 1998, Mr. McEwan was released from the Original Note and Larson became the sole obligor thereunder.

                  B. Larson has requested that the Original Note be restructured such that (i) Headwaters accept certain Headwaters securities owned by Larson and Larson Holdings in partial payment, (ii) Headwaters forgive any remaining balance over One Million Seven Hundred Fifty Thousand Dollars, (iii) Headwaters will be given a security interest in certain collateral to secure the remaining balance, as described below, and (iv) the payment schedule for the remaining balance be changed to a single balloon payment in December, 2003, subject to mandatory prepayment in certain circumstances. Headwaters is willing to accede to such request on the terms and conditions described below.

         NOW THEREFORE, in consideration of the premises, the covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to be legally bound as follows:

         1. Larson and Larson Holdings shall deliver to Headwaters, and Headwaters shall accept from Larson and Larson Holdings, in full satisfaction of the Original Note, the following:

                           (a) A Stock Option Agreement dated January 1, 1995
                  (the "Option Agreement") which by its terms entitled Larson to purchase 25,000 shares of Headwaters common stock at an exercise price of $1.50 (as adjusted for a 1:10 reverse stock split). Upon the effective date of the restructure (as defined below) the Option Agreement shall be canceled by Headwaters and all rights of Larson thereunder shall be forever relinquished.

                           (b) Certificate(s) for 150,000 shares of Headwaters
                  common stock, registered in the name of Larson (the "Shares") which Shares Larson transferred to Larson Holdings as of January 12, 1999, duly endorsed for transfer to Headwaters. Upon the effective date of the restructure (as defined below) the Shares shall be canceled by Headwaters and all rights of Larson and/or Larson Holdings thereunder shall be forever relinquished.

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                           (c) A new Promissory Note in the original principal
                  amount of $1,750,000 (the "Restructured Note") in the form attached hereto as Exhibit "A" signed by Larson and guaranteed by Larson Holdings.

                           (d) A Stock Pledge and Security Agreement from Larson
                  pledging all of the outstanding capital stock of Larson Holdings to secure the Restructured Note in the form attached hereto as Exhibit "C". The pledged stock shall also be delivered to Headwaters in accordance with the terms of such agreement.

                           (e) A Stock Pledge and Security Agreement from Larson
                  Holdings pledging all of the outstanding capital stock of Larson Limestone Company, Inc. ("Limestone") to secure the Restructured Note in the form attached hereto as Exhibit "B". The pledged stock shall also be delivered to Headwaters in accordance with the terms of such agreement.

         2. The effective date of the restructure shall be such time as Headwaters has received the documents set forth in Paragraphs 1(a) through (e) duly executed in form acceptable to it. Upon the effective date of the restructure, Headwaters will mark the Original Note as "paid in full" or "canceled" and deliver it to Larson. Larson and Headwaters acknowledge that the balance of the principal and accrued interest of the Original Note exceeds the sum of (i) the original balance of the Restructured Note, (ii) the value of the Option Agreement and (iii) the value of the Shares. This excess amount will be forgiven by Headwaters upon the effective date of the restructure and may constitute forgiveness of indebtedness income to Larson.

         3. If the effective date of the restructure does not occur by March 31, 2001, Headwaters may notify Larson that it is terminating this Agreement and Headwaters may immediately thereafter enforce its rights and remedies under the Original Note.

         4. Larson acknowledges that the Restructured Note represents his full recourse, personal obligation and that Headwaters may enforce its rights as a creditor against Larson and his assets notwithstanding the Stock Pledge and Security Agreements described above.

         5. Larson represents and warrants that he is the sole record and beneficial owner of the Option Agreement and the Shares, that the Option Agreement and Shares are free of any claim, charge, lien or encumbrance of any person or entity whatsoever other than Headwaters and that Larson has the power and authority to transfer the Option Agreement and Shares to Headwaters without the consent or approval of any other person whatsoever.

         6. Prior to agreeing to deliver the Option Agreement and Shares to Headwaters, Larson and Larson Holdings have had the opportunity to review all filings made by Headwaters with the Securities and Exchange Commission and to ask questions of management of Headwaters. Larson and Larson Holdings each represents and warrants that he/it is an

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"accredited investor" (as defined in Rule 501 of Regulation D promulgated by the
Securities and Exchange Commission) and has the financial and business experience necessary to evaluate the merits and risks of his/its investment represented by the Option Agreement and Shares. Larson and Larson Holdings each acknowledges that the market value of Headwaters common stock may increase following the effective date of the restructure and that Larson and Larson Holdings will not benefit from such increase with respect to the Option
Agreement or the Shares.

         7. The parties to this Agreement will execute, acknowledge and deliver all such instruments and take all such action as may be reasonably requested by the other party in order to further effectuate the purposes of this Agreement and to carry out the terms hereof.

         8. This Agreement shall inure to the benefit of and shall be binding upon the heirs, personal representatives and successors of the parties hereto.

         9. This Agreement and the rights and obligations hereunder shall be construed in accordance with and governed by the laws of the State of Utah without regard to principles of conflicts of law.

         10. This Agreement, together with the Restructured Note, Larson Holding's Guaranty, Larson's Stock Pledge and Security Agreement, and Larson Holding's Stock Pledge and Security Agreement (together, the "Transaction Documents") contain all covenants, terms, provisions, and agreements between the parties hereto or thereto relating to the subject matter of the Transaction Documents. No prior agreement with respect to the same shall be of any force or effect, and no covenant, term, provision, or agreement of any Transaction Document may be modified except in a writing executed by all parties to the Transaction Documents.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                                 /s/ Gerald M. Larson
                                                ---------------------
                                                Gerald M. Larson


                                                HEADWATERS INCORPORATED

                                                By: /s/ Steven G. Stewart

                                                LARSON HOLDINGS, INC.

                                                By: /s/ Gerald M. Larson

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